SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       COMMISSION FILE NO.: 33-14987-A



                       Date of Report: April 27, 2005





                            ABCOR PRODUCTS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


             Florida                                  65-0023471
       ---------------------------------------------------------------
       (State of other jurisdiction of               (IRS Employer
        incorporation or organization                Identification No.)


               P.O. Box 669, Palm Beach, Florida           33480
       ---------------------------------------------------------------
       (Address of principal executive offices)          (Zip Code)


                                (561) 833-5092
             --------------------------------------------------
             (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

     On April 27, 2005 Abcor entered into an Agreement for the Exchange of Common Stock (the "Exchange Agreement") with the shareholders of Care Recruitment Solutions International, Inc., a Florida corporation ("CRSI"). The Exchange Agreement provides that a closing will occur ten days after (a) Abcor has been brought into full compliance with its reporting obligations under the Securities and Exchange Act of 1934 and (b) Abcor has filed and mailed to its shareholders a statement complying with Rule 14f-1 of the Securities and Exchange Commission. At the closing:

      a. Abcor's President will surrender to Abcor a certificate for 20,000,000 common shares, thus reducing the outstanding Abcor shares to 2,002,028;

      b. Abcor will issue 17,995,912 to the shareholders of CRSI in exchange for the outstanding capital stock of CRSI; and

      c. Dale B. Finfrock, Jr., who is currently the sole officer of Abcor and one of two directors, will resign from those positions, leaving
Jeremy P. Feakins, the President of CRSI, as the sole director of Abcor.

     About CRSI

     Care Recruitment Solutions International, Inc. ("CRSI") is an international nurse and medical personnel staffing and recruiting company focused on the sourcing and placement of foreign-trained Nurses, health caregivers and other medical personnel. CRSI was organized in the Fall of 2004, and has only recently entered into its first contracts. CRSI's business plan contemplates that CRSI will recruit experienced Nurses and other medical staff from selected foreign countries ("Source Countries"), provide them further training in the UK, then deliver them for employment primarily within the nursing profession in a variety of countries such as the UK, the USA and other locations ("Target Countries"). CRSI nurses will be located by CRSI for 1 to 3 year contracts or per-diem engagements throughout Target Countries and other selected locations. While CRSI is training nurses to qualify as a nurse in a Target Country, CRSI will utilize the services of these nurses immediately through its nursing and care staffing agencies and clients, thus generating immediate revenues for CRSI. CRSI's international headquarters are located in New York City, and its European headquarters and operations center are located in the UK.

     World Nursing Corps ("WNC"), a wholly-owned subsidiary of CRSI, is a global, nurse immigrant total resource and support organization providing a compassionate support system for WNC Member Nurses placed in a new country. Free membership in WNC is limited to Staff that passes through CRSI's recruiting process and have been approved and placed in a position in a Target Country. Other levels of membership are available to all nurses and medical personnel worldwide, for a token membership fee.

     World Nursing Corps, headquartered in New York City, with European offices in Geneva and London, is a full membership organization that offers its members and affiliates a variety of services and support programs, such as:

      *  Representation globally to support nurses in Target Countries
      * Immigration assistance for nurses and welcoming "Ambassadors" in Target Countries
      *  Relocation support (apartment rentals, moving, licensing, etc.)
      * Social activities and continuous communications with other WNC members
      * Global Advocate and Ombudsman for nurse issues and consciousness-raising
      *  WNC "Buddy System" mentoring with local nurses and families
      *  WNC Programs including:

         -   A branded WNC Credit Card
         - Financial services (banking, insurance, mortgage, car leasing, etc.)
         -   Cell phone program, subscriptions
         -   Uniform purchases
         -   Travel services
         -   Continuing education
         -   Health benefits (including Vision, Dental etc)
         -   Legal resources

         WNC members will display their WNC emblem on their uniforms wherever they serve, as a badge of honor and belonging to an elite membership of internationally-recognized health care professionals.

     Risk Factors

     CRSI is a start-up enterprise that will have to overcome many challenges before it can be considered successful. Some of the risks that CRSI must face are set forth below. If any of the risks described below actually occurs, that event could prevent CRSI from implementing its business plan successfully.

     CRSI's business plan is untested.

     CRSI was formed in the Fall of 2004. To date it has neither trained a nurse nor placed a nurse. It has generated no revenue. CRSI's business plan relies entirely on its assumptions and expectations regarding how the health care industry will respond to the business CRSI intends intend to implement. Those assumptions may be wrong. If CRSI fails to anticipate significant expenses, or if its expectations regarding revenues are overly optimistic, CRSI may be unable to operate profitably, and its business will fail.

     CRSI will be unable to implement its business plan without substantial additional capital.

     CRSI current working capital will be sufficient to sustain its operations only into the summer of 2005. To continue after that date and to implement its business plan, CRSI will require an additional $2,000,000, at a minimum. In order to obtain those funds, CRSI is likely to issue a large amount of equity. If CRSI is not able to obtain those funds, its business will fail.

     CRSI's business will not prosper unless it is able to recruit qualified nurses in sufficient quantity.

     CRSI's business plan is founded on the assumption that in Eastern Europe and Asia there are a large number of individuals with the skills needed to serve as nurses in the U.S., Western Europe and the Pacific Rim, who will be willing to relocate in order to be trained and placed by CRSI. If CRSI is wrong about the number of qualified individuals available, or if it is unable to persuade a sufficient number of them to accept CRSI's training and placements, CRSI will be unable to fulfil its placement contracts, and its business will be unsuccessful.

     The expense of securing immigration rights in both the U.K. and the countries where CRSI's clients are located may severely reduce its profits.

     In order to carry out its business plan, CRSI will have to obtain visas for its nurses to enter the U.K. for training. CRSI will then have to obtain work permits for them in the countries where they are placed for employment. At best, this undertaking will be a complex logistical task, involving lawyers and immigration experts in those countries, as well as a large staff capable of processing the necessary paperwork. If CRSI is unable to efficiently overcome the bureaucratic obstacles posed by the immigration authorities in these several countries, its business will be unsuccessful.

     The placement of nurses will exposeCRSI to a risk of legal liability.

     If CRSI's business plan is implemented as it contemplates, CRSI will place thousands of nurses in countries around the world. The laws of some of those countries may expose CRSI to legal liability if the activities of the nurses it places injure their employers or their patients. In addition, if a nurse whom CRSI has placed suffers injury in her/his new employment location, CRSI may be exposed to potential legal liability for its role in placing the nurse in that location. CRSI's placement contracts will include an undertaking by the client to indemnify CRSI against liability arising from the placement. CRSI also intends to obtain waivers of liability from the nurses it places. Nevertheless, if the accumulation of legal actions arising from CRSI's business becomes significant, the related expense may have an adverse effect on our profits.

     CRSI's plans would be severely impeded if it lost the services of its Chief Executive Officer.

     Jeremy Feakins is the founder of CRSI. He is primarily responsible for formulating its business plan and for obtaining the financing necessary to implement it. CRSI will rely heavily on his experience in personnel logistics, as it undertakes to service its initial clients. Should Mr. Feakins become unable to serve CRSI, its business would be damaged unless and until it could find an individual with similar skills and experience to replace Mr. Feakins.

Item 9.01  Financial Statements and Exhibits

     Exhibits

10-a	Agreement for the Exchange of Common Stock dated April 27, 2005 among
        Abcor Products, Inc., Care Recruitment Solutions International, Inc. and the shareholders of Care Recruitment Solutions International, Inc.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ABCOR PROCUCTS, INC.

                                         By: /s/ Dale B. Finfrock, Jr.
                                         --------------------------------
                                         Dale B. Finfrock, Jr., President